EXHIBIT 99.1

MKS Instruments Reports Fourth Quarter and Full-Year 2023 Financial Results

•
Quarterly revenue of $893 million, exceeding the high-end of guidance
•
Quarterly GAAP net loss of $68 million and net loss per share of $1.02, which includes goodwill and intangible asset impairments
•
Quarterly Non-GAAP net earnings per diluted share of $1.17 and Adjusted EBITDA of $218 million, exceeding the high-end of guidance

Andover, MA, February 7, 2024 -- MKS Instruments, Inc. (NASDAQ: MKSI), a global provider of enabling technologies that transform our world, today reported fourth quarter and full year 2023 financial results.

“We closed the year on a solid note with revenue and Adjusted EBITDA exceeding the high-end of our guidance range,” said John T.C. Lee, President and Chief Executive Officer.

Mr. Lee added, “We believe our broad portfolio of proprietary and foundational solutions puts us in pole position to capture a wide array of opportunities when end market conditions improve, setting the stage for attractive shareholder value creation in the years to come.”

“In 2023, we executed on all the levers under our control, including factory efficiency, operating expense management, lowering our tax rate, and proactive management of our debt, including successfully completing a repricing and allocating more than 80% of our free cash flow for debt paydown,” said Seth H. Bagshaw, Executive Vice President and Chief Financial Officer. “In addition, in the last month, we successfully completed a refinancing of our term loan A and made a voluntary debt prepayment of $50 million.”

First Quarter 2024 Outlook

For the first quarter of 2024, the Company expects revenue of $840 million, plus or minus $40 million, Adjusted EBITDA of $182 million, plus or minus $22 million, and Non-GAAP net earnings per diluted share of $0.72, plus or minus $0.25.

Conference Call Details

A conference call with management will be held on Thursday, February 8, 2024 at 8:30 a.m. (Eastern Time). To participate in the call by phone, participants should visit the Investor Relations section of MKS’ website at investor.mks.com and click on Events & Presentations, where you will be able to register online and receive dial-in details. We encourage participants to register and dial in to the conference call at least 15 minutes before the start of the call to ensure a timely connection. A live and archived webcast and related presentation materials will be available on the Investor Relations section of the MKS website.

About MKS Instruments

MKS Instruments enables technologies that transform our world. We deliver foundational technology solutions to leading edge semiconductor manufacturing, electronics and packaging, and specialty industrial applications. We apply our broad science and engineering capabilities to create instruments, subsystems, systems, process control solutions and specialty chemicals technology that improve process performance, optimize productivity and enable unique innovations for many of the world's leading technology and industrial companies. Our solutions are critical to addressing the challenges of miniaturization and complexity in advanced device manufacturing by enabling increased power, speed, feature enhancement, and optimized connectivity. Our solutions are also critical to addressing ever-increasing performance requirements across a wide array of specialty industrial applications. Additional information can be found at www.mks.com.

Use of Non-GAAP Financial Results

This press release includes financial measures that are not in accordance with U.S. generally accepted accounting principles (“Non-GAAP financial measures”). These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported results under U.S. generally accepted accounting principles (“GAAP”), and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.

MKS is not providing a quantitative reconciliation of forward-looking Non-GAAP net earnings per diluted share and Adjusted EBITDA to their most directly comparable GAAP financial measures because it is unable to estimate with reasonable certainty the ultimate timing or amount of certain significant items without unreasonable efforts. These items include, but are not limited to, acquisition and integration costs, amortization of intangible assets, ransomware remediation costs, restructuring expense, goodwill and intangible asset impairments, excess and obsolescence inventory charges, amortization of debt issuance costs, debt refinancing fee, loss on extinguishment of debt, and the income tax effect of these items. These items are uncertain, depend on various factors, including, but not limited to, our acquisition of Atotech Limited (“Atotech”) in August 2022 (the “Atotech Acquisition”), the timing of ransomware remediation, and the interest rate and refinancing environment, and could have a material impact on GAAP reported results for the relevant period.

For further information regarding these Non-GAAP financial measures, including a change to how MKS defines Adjusted EBITDA, please refer to the tables presenting reconciliations of our Non-GAAP results to our GAAP results and the “Notes on Our Non-GAAP Financial Information” at the end of this press release.

Selected GAAP and Non-GAAP Financial Measures

(In millions, except per share data)

	Quarter			Full Year
	Q4 2023	Q3 2023	Q4 2022	2023	2022
Net revenues
Semiconductor	$362	$367	$503	$1,479	$2,041
Electronics & Packaging	226	243	266	$916	$541
Specialty Industrial	305	322	316	$1,227	$964
Total net revenues	$893	$932	$1,085	$3,622	$3,547
GAAP Financial Measures
Gross margin	46.0%	45.7%	44.7%	45.3%	43.6%
Operating margin	2.7%	12.6%	15.0%	(42.9%)	17.4%
Net (loss) income	$(68)	$39	$54	$(1,841)	$333
Diluted (loss) income per share	$(1.02)	$0.58	0.81	$(27.54)	$5.56
Non-GAAP Financial Measures
Gross margin	46.0%	47.1%	45.9%	45.7%	45.1%
Operating margin	20.3%	21.8%	23.6%	19.5%	24.5%
Net earnings	$78	$98	$133	$297	$597
Diluted earnings per share	$1.17	$1.46	$2.00	$4.43	$9.97

Additional Financial Information

At December 31, 2023, the Company had $875 million in cash and short-term investments, $5.0 billion of secured term loan principal outstanding, and up to $500 million of additional borrowing capacity under a revolving credit facility, subject to certain leverage ratio requirements. During the fourth quarter of 2023, the Company paid a cash dividend of $15 million or $0.22 per diluted share and made a voluntary prepayment of $100 million on its term loan A.

In January 2024, the Company successfully completed the refinancing of its term loan A using a portion of the proceeds of its $490 million incremental USD term loan B and €250 million incremental EUR term loan B. In February 2024, the Company made a voluntary prepayment of $50 million on its USD term loan B.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the future financial performance, business prospects and growth of MKS Instruments, Inc. (“MKS”, the “Company”, “our”, or “we”). These statements are only predictions based on current assumptions and expectations. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “forecasts,” “continues” and similar expressions) should be considered to be forward-looking statements. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Among the important factors that could cause actual events to differ materially from those in the forward-looking statements that we make are the need to generate sufficient cash flows to service and repay the substantial indebtedness we incurred in connection with the Atotech Acquisition; the terms of our existing credit facilities under which we incurred such debt; our entry into the chemicals technology business through the Atotech Acquisition, in which we did not have previous experience and which may expose us to significant additional liabilities; the risk that we are unable to integrate the Atotech Acquisition successfully or realize the anticipated synergies, cost savings and other benefits of the Atotech Acquisition; legal, reputational, financial and contractual risks resulting from the ransomware incident we identified in February 2023, and other risks related to cybersecurity, data privacy and intellectual property; competition from larger, more advanced or more established companies in our markets; the ability to successfully grow our business and the businesses of Atotech and Electro Scientific Industries, Inc., which we acquired in February 2019, and financial risks associated with those and potential future acquisitions, including goodwill and intangible asset impairments; manufacturing and sourcing risks, including those associated with limited and sole source suppliers and the impact and duration of supply chain disruptions, component shortages, and price increases; changes in global demand and the impact of COVID-19 or any other widespread health crises, including with respect to such supply chain disruptions, component shortages and price increases; risks associated with doing business internationally, including geopolitical conflicts, such as the Israel-Hamas war, trade compliance, regulatory restrictions on our products, components or markets, particularly the semiconductor market, and unfavorable currency exchange and tax rate fluctuations, which risks become more significant as we grow our business internationally and in China specifically; conditions affecting the markets in which we operate, including fluctuations in capital spending in the semiconductor, electronics manufacturing and automotive industries, and fluctuations in sales to our major customers; disruptions or delays from third-party service providers upon which our operations may rely; the ability to anticipate and meet customer demand; the challenges, risks and costs involved with integrating or transitioning global operations of the companies we have acquired; risks associated with the attraction and retention of key personnel; potential fluctuations in quarterly results; dependence on new product development; rapid technological and market change; acquisition strategy; volatility of stock price; risks associated with chemical manufacturing and environmental regulation compliance; risks related to defective products; financial and legal risk management; and the other important factors described in MKS’ Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent Quarterly Reports on Form 10-Q, as filed with the U.S. Securities and Exchange Commission. MKS is under no obligation to, and expressly disclaims any obligation to, update or alter these forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Amounts reported in this press release are preliminary and subject to finalization prior to the filing of our Annual Report on Form 10-K for the year ended December 31, 2023.

###

Company Contact:

David Ryzhik

Vice President, Investor Relations

Telephone: (978) 557-5180

Email: david.ryzhik@mksinst.com

MKS Instruments, Inc.

Unaudited Consolidated Statements of Operations

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net revenues:
Products	$785	$818	$965	$3,200	$3,119
Services	108	114	120	422	428
Total net revenues	893	932	1,085	3,622	3,547
Cost of revenues:
Products	423	446	531	1,748	1,774
Services	59	60	69	232	226
Total cost of revenues	482	506	600	1,980	2,000
Gross profit	411	426	485	1,642	1,547
Research and development	70	71	73	288	241
Selling, general and administrative	160	167	168	675	488
Acquisition and integration costs	3	3	11	16	52
Restructuring	7	1	1	20	10
Fees and expenses related to the repricing of Term Loan Facility	2	—	—	2	—
Amortization of intangible assets	70	68	69	295	146
Goodwill and intangible asset impairment	75	—	—	1,902	—
Gain on sale of long-lived assets	—	(2)	—	(2)	(7)
Income (loss) from operations	24	118	163	(1,554)	617
Interest income	(7)	(4)	(2)	(17)	(4)
Interest expense	90	93	85	356	177
Loss on extinguishment of debt	8	—	—	8	—
Other expense, net	12	7	15	27	11
(Loss) income before income taxes	(79)	22	65	(1,928)	433
(Benefit) provision for income taxes	(11)	(17)	11	(87)	100
Net (loss) income	$(68)	$39	$54	$(1,841)	$333
Net (loss) income per share:
Basic	$(1.02)	$0.59	$0.81	$(27.54)	$5.57
Diluted	$(1.02)	$0.58	$0.81	$(27.54)	$5.56
Cash dividends per common share	$0.22	$0.22	$0.22	$0.88	$0.88
Weighted average shares outstanding:
Basic	66.9	66.9	66.6	66.8	59.7
Diluted	66.9	67.1	66.7	66.8	59.9

MKS Instruments, Inc.

Unaudited Consolidated Balance Sheets

(In millions)

	December 31,	December 31,
	2023	2022
ASSETS
Cash and cash equivalents	$875	$909
Short-term investments	—	1
Trade accounts receivable, net	603	720
Inventories	991	977
Other current assets	304	187
Total current assets	2,773	2,794
Property, plant and equipment, net	784	800
Right-of-use assets	225	234
Goodwill	2,554	4,308
Intangible assets, net	2,619	3,173
Other assets	241	186
Total assets	$9,196	$11,495
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term debt	$93	$93
Accounts payable	327	426
Other current liabilities	506	433
Total current liabilities	926	952
Long-term debt, net	4,696	4,834
Non-current deferred taxes	640	783
Non-current accrued compensation	151	138
Non-current lease liability	205	215
Other non-current liabilities	106	90
Total liabilities	6,724	7,012
Stockholders' equity:
Common stock	—	—
Additional paid-in capital	2,195	2,142
Retained earnings	373	2,272
Accumulated other comprehensive (loss) income	(96)	69
Total stockholders' equity	2,472	4,483
Total liabilities and stockholders' equity	$9,196	$11,495

MKS Instruments, Inc.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Cash flows from operating activities:
Net (loss) income	$(68)	$39	$54	$(1,841)	$333
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	95	93	96	397	216
Amortization of inventory step-up to fair value	—	—	13	—	52
Goodwill and intangible asset impairments	75	—	—	1,902	—
Unrealized loss on derivatives not designated as hedging instruments	10	3	7	32	13
Amortization of debt issuance costs and original issue discount	10	8	10	33	56
Loss on extinguishment of debt	8	—	—	8	—
Gain on sale of long-lived assets	—	(2)	—	(2)	(7)
Stock-based compensation	11	13	13	54	45
Provision for excess and obsolete inventory	10	24	11	64	21
Deferred income taxes	(61)	(53)	(50)	(234)	(46)
Other	—	3	—	5	3
Changes in operating assets and liabilities, net of acquired assets and liabilities	90	32	30	(99)	(157)
Net cash provided by operating activities	180	160	184	319	529
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	—	—	—	(4,473)
Purchases of investments	—	—	—	—	(1)
Maturities of investments	—	—	—	—	77
Proceeds from sale of long-lived assets	—	2	1	3	9
Purchases of property, plant and equipment	(34)	(18)	(54)	(87)	(164)
Net cash used in investing activities	(34)	(16)	(53)	(84)	(4,552)
Cash flows from financing activities:
Proceeds from borrowings	214	—	3	216	5,237
Payments of borrowings	(336)	(22)	(127)	(403)	(962)
Payments of deferred financing fees	(9)	—	—	(9)	(249)
Dividend payments	(15)	(15)	(15)	(59)	(52)
Net proceeds (payments) related to employee stock awards	4	(1)	4	(1)	(1)
Other financing activities	(1)	(1)	(2)	(3)	(2)
Net cash (used in) provided by financing activities	(143)	(39)	(137)	(259)	3,971
Effect of exchange rate changes on cash and cash equivalents	13	(3)	31	(10)	(5)
Increase (decrease) in cash and cash equivalents	16	102	25	(34)	(57)
Cash and cash equivalents at beginning of period	859	757	884	909	966
Cash and cash equivalents at end of period	$875	$859	909	$875	$909

The following supplemental Non-GAAP earnings information is presented to aid in understanding MKS’ operating results:

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Net (loss) income	$(68)	$39	$54	$(1,841)	$333
Excess and obsolete charge from discontinued product line (Note 1)	—	13	—	13	—
Acquisition inventory step-up (Note 2)	—	—	13	—	52
Acquisition and integration costs (Note 3)	3	3	11	16	52
Restructuring (Note 4)	7	1	1	20	10
Amortization of intangible assets	70	68	69	295	146
Goodwill and intangible asset impairment (Note 5)	75	—	—	1,902	—
Gain on sale of long-lived assets (Note 6)	—	(2)	—	(2)	(7)
Amortization of debt issuance costs (Note 7)	7	6	7	24	51
Fees and expenses related to repricing of Term Loan Facility (Note 8)	2	—	—	2	—
Ransomware incident (Note 9)	1	2	—	15	—
Loss on debt extinguishment (Note 10)	8	—	—	8	—
Currency hedge gain (Note 11)	—	—	—	—	(5)
Reversal of indefinite reinvestment assertion (Note 12)	—	—	—	—	30
Tax effect of Non-GAAP adjustments (Note 13)	(26)	(32)	(22)	(156)	(65)
Non-GAAP net earnings	$78	$98	$133	$297	$597
Non-GAAP net earnings per diluted share	$1.17	$1.46	$2.00	$4.43	$9.97
Weighted average diluted shares outstanding	67.1	67.1	66.7	67.0	59.9

Net cash provided by operating activities	$180	$160	$184	$319	$529
Purchases of property, plant and equipment	(34)	(18)	(54)	(87)	(164)
Free cash flow	$146	$142	$130	$232	$365

MKS Instruments, Inc.

Schedule Reconciling Selected Non-GAAP Financial Measures

(In millions)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2023	2023	2022	2023	2022
Gross profit	$411	$426	$485	$1,642	$1,547
Gross margin	46.0%	45.7%	44.7%	45.3%	43.6%
Excess and obsolete charge from discontinued product line (Note 1)	—	13	—	13	—
Acquisition inventory step-up (Note 2)	—	—	13	—	52
Non-GAAP gross profit	$411	$439	$498	$1,655	$1,599
Non-GAAP gross margin	46.0%	47.1%	45.9%	45.7%	45.1%
Operating expenses	$387	$308	$322	$3,196	$930
Acquisition and integration costs (Note 3)	3	3	11	16	52
Restructuring (Note 4)	7	1	1	20	10
Amortization of intangible assets	70	68	69	295	146
Goodwill and intangible asset impairment (Note 5)	75	—	—	1,902	—
Gain on sale of long-lived assets (Note 6)	—	(2)	—	(2)	(7)
Fees and expenses related to repricing of Term Loan Facility (Note 8)	2	—	—	2	—
Ransomware incident (Note 9)	1	2	—	15	—
Non-GAAP operating expenses	$229	$236	$242	$948	$729
Income (loss) from operations	$24	$118	$163	$(1,554)	$617
Operating margin	2.7%	12.6%	15.0%	(42.9%)	17.4%
Excess and obsolete charge from discontinued product line (Note 1)	—	13	—	13	—
Acquisition inventory step-up (Note 2)	—	—	13	—	52
Acquisition and integration costs (Note 3)	3	3	11	16	52
Restructuring (Note 4)	7	1	1	20	10
Amortization of intangible assets	70	68	69	295	146
Goodwill and intangible asset impairment (Note 5)	75	—	—	1,902	—
Gain on sale of long-lived assets (Note 6)	—	(2)	—	(2)	(7)
Fees and expenses related to repricing of Term Loan Facility (Note 8)	2	—	—	2	—
Ransomware incident (Note 9)	1	2	—	15	—
Non-GAAP income from operations	$182	$203	$257	$707	$870
Non-GAAP operating margin	20.3%	21.8%	23.6%	19.5%	24.5%
Interest expense, net	$83	$89	$83	$339	$173
Amortization of debt issuance costs (Note 7)	7	6	7	24	51
Non-GAAP interest expense, net	$76	$83	$75	$315	$122
Net (loss) income	$(68)	$39	$54	$(1,841)	$333
Interest expense, net	83	89	83	339	173
Other expense, net (Note 14)	12	7	15	27	11
(Benefit) provision for income taxes	(11)	(17)	11	(87)	100
Depreciation	25	25	27	102	70
Amortization	70	68	69	295	146
Excess and obsolete charge from discontinued product line (Note 1)	—	13	—	13	—
Stock-based compensation	11	13	13	54	45
Acquisition inventory step-up (Note 2)	—	—	13	—	52
Acquisition and integration costs (Note 3)	3	3	11	16	52
Restructuring (Note 4)	7	1	1	20	10
Goodwill and intangible asset impairment (Note 5)	75	—	—	1,902	—
Gain on sale of long-lived assets (Note 6)	—	(2)	—	(2)	(7)
Fees and expenses related to repricing of Term Loan Facility (Note 8)	2	—	—	2	—
Ransomware incident (Note 9)	1	2	—	15	—
Loss on debt extinguishment (Note 10)	8			8
Currency hedge gain (Note 11)	—	—	—	—	(5)
Adjusted EBITDA (Note 14)	$218	$241	$297	$863	$980
Adjusted EBITDA margin	24.4%	25.8%	27.4%	23.8%	27.6%

MKS Instruments, Inc.

Reconciliation of GAAP Income Tax Rate to Non-GAAP Income Tax Rate

(In millions)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	(Loss) Income Before	(Benefit) Provision	Effective	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$(79)	$(11)	14.2%	$65	$11	17.1%
Excess and obsolete charge from discontinued product line (Note 1)	—	—		—	—
Acquisition inventory step-up (Note 2)	—	—		13	—
Acquisition and integration costs (Note 3)	3	—		11	—
Restructuring (Note 4)	7	—		1	—
Amortization of intangible assets	70	—		69	—
Goodwill and intangible asset impairment (Note 5)	75	—		—	—
Gain on sale of long-lived assets (Note 6)	—	—		—	—
Amortization of debt issuance costs (Note 7)	7	—		7	—
Fees and expenses related to repricing of Term Loan Facility (Note 8)	2	—		—	—
Ransomware incident (Note 9)	1	—		—	—
Loss on debt extinguishment (Note 10)	8	—		—	—
Currency hedge gain (Note 11)	—	—		—	—
Tax effect of Non-GAAP adjustments (Note 13)	—	26		—	22
Non-GAAP	$94	$15	15.6%	$166	$33	19.9%

	Three Months Ended September 30, 2023
	Income Before	(Benefit) Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate
GAAP	$22	$(17)	(75.3%)
Excess and obsolete charge from discontinued product line (Note 1)	13	—
Acquisition and integration costs (Note 3)	3	—
Restructuring (Note 4)	1	—
Amortization of intangible assets	68	—
Gain on sale of long-lived assets (Note 6)	(2)
Amortization of debt issuance costs (Note 7)	6	—
Ransomware incident (Note 9)	2
Tax effect of Non-GAAP adjustments (Note 13)	—	32
Non-GAAP	$114	$16	14.2%

	Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
	(Loss) Income Before	(Benefit) Provision	Effective	Income Before	Provision	Effective
	Income Taxes	for Income Taxes	Tax Rate	Income Taxes	for Income Taxes	Tax Rate
GAAP	$(1,928)	$(87)	4.5%	$433	$100	23.1%
Excess and obsolete charge from discontinued product line (Note 1)	13	—		—	—
Acquisition inventory step-up (Note 2)	—	—		52	—
Acquisition and integration costs (Note 3)	16	—		52	—
Restructuring (Note 4)	20	—		10	—
Amortization of intangible assets	295	—		146	—
Goodwill and intangible asset impairment (Note 5)	1,902	—		—	—
Gain on sale of long-lived assets (Note 6)	(2)	—		(7)	—
Amortization of debt issuance costs (Note 7)	24	—		51	—
Fees and expenses related to repricing of Term Loan Facility (Note 8)	2	—		—	—
Ransomware incident (Note 9)	15	—		—	—
Loss on debt extinguishment (Note 10)	8	—		—	—
Currency hedge gain (Note 11)	—	—		(5)	—
Reversal of indefinite reinvestment assertion (Note 12)	—	—		—	(30)
Tax effect of Non-GAAP adjustments (Note 13)	—	156		—	65
Non-GAAP	$366	$69	18.9%	$731	$134	18.4%

MKS Instruments, Inc.
Notes on Our Non-GAAP Financial Information

Non-GAAP financial measures adjust GAAP financial measures for the items listed below. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, MKS’ reported GAAP results, and may be different from Non-GAAP financial measures used by other companies. In addition, these Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. MKS management believes the presentation of these Non-GAAP financial measures is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results. Totals presented may not sum and percentages may not recalculate using figures presented due to rounding.

Note 1: We recorded an excess and obsolescence inventory charge related to a product line that is being discontinued.

Note 2: Costs of revenues included the amortization from the step-up of inventory to fair value as a result of the Atotech Acquisition.

Note 3: Acquisition and integration costs primarily related to the Atotech Acquisition.

Note 4: Restructuring costs during the three and twelve months ended December 31, 2023 and the three months ended September 30, 2023, primarily related to severance costs due to global cost-saving initiatives. Restructuring costs during the three months ended December 31, 2022 primarily related to the closure of two facilities in Europe and movement of certain products to low cost regions. Restructuring costs during the twelve months ended December 31, 2022 primarily related to executive payments made related to the Atotech Acquisition, severance costs due to a global cost-saving initiative, the closure of two facilities in Europe and movement of certain products to low cost regions.

Note 5: During the three months ended June 30, 2023, we noted softer industry demand, particularly in the personal computer and smartphone markets and concluded there was a triggering event at our Materials Solutions Division, which represents the former Atotech business, and Equipment Solutions Business, which represents the former Electro Scientific Industries business and is a reporting unit of our Photonics Solutions Division. We performed a quantitative assessment which resulted in an impairment of $1.3 billion for our Materials Solutions Division and $0.5 billion for our Equipment Solutions Business. In addition, during the three months ended December 31, 2023, as part of our annual goodwill and intangible asset impairment analysis, we recorded additional impairment charges of $62 million for our Materials Solutions Division and $13 million for our Equipment Solutions Business.

Note 6: We recorded a gain on the sale of a minority interest investment in a private company.

Note 7: We recorded additional interest expense related to the amortization of debt issuance costs associated with our term loan facility.

Note 8: We recorded fees and expenses related to the repricing of the USD term loan B under our term loan facility.

Note 9: We recorded costs, net of recoveries, associated with the ransomware incident we identified on February 3, 2023. These costs were primarily comprised of various third-party consulting services, including forensic experts, restoration experts, legal counsel, and other information technology and accounting professional expenses, enhancements to our cybersecurity measures, and costs to restore our systems and access our data.

Note 10: We recorded a charge to write-off deferred financing fees and original issue discount costs related to the repricing of the USD term loan B under our term loan facility.

Note 11: We realized a gain from a euro currency contract used to hedge our financing in connection with the Atotech Acquisition. The contract expired on January 31, 2022.

Note 12: We no longer intend to indefinitely reinvest earnings of our foreign subsidiaries after the Atotech Acquisition. Additional income tax expense was recorded to reflect an estimate of withholding taxes that would be due on repatriation of prior period earnings.

Note 13: Non-GAAP adjustments are tax effected at applicable statutory rates resulting in a difference between the GAAP and Non-GAAP tax rates.

Note 14: In the fourth quarter of 2023, we modified our definition of Adjusted EBITDA to exclude other expense, net from this Non-GAAP measure. Other expense, net primarily relates to changes in foreign exchange rates. We believe this change enhances investor insight into our operational performance. We have applied this modified definition of Adjusted EBITDA to all periods presented.